As filed with the Securities and Exchange Commission on January 27, 2014

Registration No. 333-161931

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Harvard Illinois Bancorp, Inc.

Harvard Savings Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	27-2238553
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Duffield J. Seyller, III

President and Chief Executive Officer

58 North Ayer Street

Harvard, Illinois 60033

(815) 943-5261

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Adam P. Wheeler, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: :

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 405,561 shares of the $0.01 par value common stock (the “Common Stock”) of Harvard Illinois Bancorp, Inc. (the “Company”), heretofore registered and offered by the Company pursuant to the terms of the Registration Statement on Form S-1 (Registration No. 333-161931) dated September 15, 2009. The remaining 754,689 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Harvard, State of Illinois on January 23, 2014.

Harvard Illinois Bancorp, Inc.

By: /s/ Duffield J. Seyller, III
Duffield J. Seyller, III President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Duffield J. Seyller, III	President, Chief Executive Officer	January 23, 2014
Duffield J. Seyller, III	and Director (Principal Executive Officer)

/s/ Donn L. Claussen	Executive Vice President, Chief	January 23, 2014
Donn L. Claussen	Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ William D. Schack	Chairman of the Board	January 23, 2014
William D. Schack

/s/ Steven D. Garrels	Director	January 23, 2014
Steven D. Garrels

/s/ Michael P. Feeney	Director	January 23, 2014
Michael P. Feeney

/s/ John W. Rebhorn	Director	January 23, 2014
John W. Rebhorn

/s/ Richard L. Walker	Director	January 23, 2014
Richard L. Walker